COMMERCIAL LEASE
                                ----------------

                  THIS AGREEMENT, made and entered into this First day of August 2001, between MERVIN D. LUNG BUILDING COMPANY, INC., an Indiana Corporation, of St. Joseph County, State of Indiana, hereinafter know as "LESSOR", and PATRICK INDUSTRIES, INC., an Indiana Corporation with principal offices in Elkhart County, Indiana, hereinafter referred to as "LESSEE", for and in consideration of the covenants and agreements hereinafter mentioned, that real estate located in Elkhart County, State of Indiana, and more particularly described in
ITEM 1. LEASED PREMISES.

                  WHEREAS, LESSOR is owner of certain property situated in Elkhart, Indiana; and

                  WHEREAS, LESSEE is desirous of leasing said property.

                  NOW, THEREFORE, in consideration of the mutual promises hereinafter contained with applicable ordinances, laws and regulations, the parties agree as follows:

                  1. LEASED PREMISES: the LESSOR hereby leases to LESSEE those premises bearing the street address of 800 Wagner Street, Elkhart, Indiana, more particularly described as follows:

                  Part of the Northwest Quarter (NW 1/4) of section 8, Township 37 North, Range 5 East of the Second Principal Meridian in the City of Elkhart, County of Elkhart, State of Indiana, described as follows:

                  Beginning at a point in the centerline of Wagner Avenue in said City of Elkhart, said point being 942.85 feet west of a point where said centerline is intersected by the southerly extension of the westerly line of Chapman's South Elkhart Addition as the same is platted west of Sixth Street and north of said Wagner Avenue; thence due west along the centerline of said Wagner Avenue a distance of 500.00 feet to a point; thence due north along the east line of a tract of land conveyed to Northern Indiana Public Service Company (Elkhart County Deed Record 258 Page 55) a distance of 114.55 feet to an iron stake at the northeast corner of said tract of land; thence due east along the north line of land conveyed to Mervin D. Lung and Dorothy M.

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                  Lung, husband and wife, in Elkhart County Deed Record 297 page
                  534, a distance of 135 feet to an iron stake; thence north 54 degrees - 08 feet east along the north line of said Lung land a distance of 369.42 feet to an iron stake; thence due east a distance of 65.98 feet; thence south 0 degrees 5 feet west a distance of 330.9 feet to the place of beginning of this description.

                  Containing 2.39 acres of land.

                  2. TERM: The term of this Lease shall be from the 1st of August, 2001, through the 31st day of July, 2004.

                  3. RENTAL: Lessee agrees to pay to Lessor in advance of the first day of each month throughout the term of this lease, a rental of Nine Thousand Nine Hundred and Forty-nine ($9,949.80) Dollars per month for the first year Thereafter rent will increase three (3%) percent per year of the lease. Lessee further agrees that if its operations hereunder and use of said property cause an increase in the cost of fire and extended coverage insurance on any building, which in whole or in part is included in the leased premises, over and above the cost that would otherwise be applicable to said building, then the monthly rent provided for hereinabove will be increased by the amount of the increase in the cost of such insurance by the amount of the increase in the cost of such insurance on a monthly basis. Lessee additionally, agrees to pay, Real Estate Taxes each year as provided in this Agreement.

                  4. CONDITION. USE AND CARE OF LEASED PREMISES: Lessee hereby accepts the leased premises in its present condition. Lessee agrees to use said premises for its warehousing and display, sales, repair and modification of its products, and for all additional uses and purposes as may be customarily incidental to the operation of Lessee's business.

                  Lessee agrees that in no event shall it conduct any business on said premises which would be in violation of any local, state, or federal rules, regulations, ordinances, or statutes.

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
                  Lessee agrees that it shall place no sign upon leased premises until Lessor shall first have approved, in writing, the size and location of said sign.

                  Lessee agrees to maintain the leased premises in good condition at all times, subject only to reasonable wear and tear of the kind normally accounted for by depreciation; and Lessee agrees to maintain the leased premises in a neat and presentable condition at all times and not to permit accumulations of any unsightly deposits of rubbish or other matter.

                  Lessor reserves the right to make an inspection of the leased premises at reasonable times during business hours no oftener than once every three (3) months; provided, however, that said inspection shall not in any way interrupt Lessee's normal business operations.

                  Lessee shall have the right to make such interior changes, improvements, and alterations to the leased premises, at its own cost and expense, as may be desired or necessary to adapt the leased premises to the business to be carried out by the Lessee; provided, however, that no structural change shall be made in such leased premises without prior written consent of the Lessor, and Lessee will not allow any liens or encumbrances to attach to the premises for any such changes, improvements, and/or alterations, and will hold the Lessor harmless for any such liens and encumbrances that may arise therefrom. Any changes, alterations, and/or additions made by the Lessee in the leased premises shall be and become a part of such premises and remain thereon the property of the Lessor; but if such alterations, changes or additions, or any of them, are removable without injury to the premises, then the same may be removed at the option of the Lessee.

                  5. EFFECT OF DESTRUCTION OF THE LEASED PREMISES; If the leased premises should be wholly or substantially destroyed without any fault on the part of the Lessee, then an equitable adjustment of the rental due hereunder shall be made with respect to the


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

length of time between the date of the destruction and the date when the premises are restored, said adjustment to be made upon a prorata basis. If Lessor elects not to restore the destroyed premises or if such restoration is not completed within four (4) months from the date of such destruction, then this lease shall terminate as of said date of destruction.


                  6. TAXES AND UTILITIES: Lessor agrees to pay all real estate taxes levied with respect to the leased premises at the rate of taxes assessed for the 2000 taxes payable in 2001 subject to other paragraphs of this agreement.

                  Lessee agrees to pay, in equal monthly installments, any increase in real estate taxes levied, with respect to the leased premises, subsequent to the 2000 tax year. The first monthly installment of the annual amount of increased taxes shall be paid on the 1st day of the month following the notice of increase in taxes made by Lessor to Lessee upon receipt of the same by Lessor.

                  Lessee agrees to pay, all taxes levied with respect to all property of Lessee situated on the leased premises.

                  Lessee agrees to pay the installation costs of all current charges for all utilities used by Lessee on the leased premises, except water.

                  7. LESSOR'S RESPONSIBILITY FOR REPAIR OF LEASED PREMISES; The Lessor shall be responsible, at its expense, to keep in repair the warehouse flooring, heating and air conditioning equipment, and the exterior of said leased premises, including the roof, exterior walls, footings, foundations, parking areas, and access roads. The Lessee, however, shall have the responsibility of notifying the Lessor immediately when any repairs are required hereunder, before the Lessor shall be held responsible for the repair. The Lessee, however, shall be responsible for maintenance or repairs of a minor nature which result from ordinary wear and tear of the leased premises, as well as the utilities

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

contained therein, or result from the acts of the Lessee, its agents, employees, or invitees.

                  8. ASSIGNMENT OR SUBLETTING; Lessee may assign or sublet all or any portion of the leased premises; provided, however, that nothing in this paragraph shall be construed as relieving Lessee from any responsibility it may have under this lease for nonpayment of rent or any other responsibility, and provided further, that Lessee shall remain primarily liable on said lease in the event of any assignment or subletting.

                  9. HOLD HARMLESS, INSURANCE, AND SUBROGATION: Lessee agrees to maintain in full force and effect at all times public liability insurance with bodily injury limits of at least $500,000 per person, $1,000,000 aggregate, and property damage limits in amounts of at least $500,000 with an insurance carrier acceptable to Lessor duly protecting. Lessee also agrees to keep the real property, including all fixtures, adequately insured against fire and other casualty; Lessee agrees to keep all personal property adequately insured against fire and other casualty. Lessee shall deliver to Lessor evidence of the existence of such liability insurance.

                  Lessee agrees to hold Lessor free and harmless from any and all liability to which Lessor might otherwise be subjected by reason of Lessee's activities on leased premises, including, among other things, reimbursing Lessor for all costs, attorney's fees, etc., that may be incurred by Lessor in defending against any such claimed liability except that neither Lessor or Lessee shall be liable to the other for damage or loss to property growing out of or in connection with Lessee's use and occupancy of the leased premises or to the contents caused by the negligence or fault of Lessor or Lessee or of their respective agents, employees, subtenants, assignees, or invitees, to the extent such damage or loss is covered by the fire and other casualty insurance maintained by the parties. Lessor and

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


Lessee agree to notify their respective insurance companies, in writing, of the provisions of this paragraph, and in the event either party cannot waive its subrogation rights pursuant to this paragraph, such parties shall immediately notify the other party of this fact in writing.

                  Lessor shall be entitled at all times to post on the leased premises appropriate notices of non-responsibility with respect to any work by Lessee which might otherwise subject the leased premises to mechanic's lien claims.

                  10.  RIGHTS OF LESSOR ON  RECEIVERSHIP  OR  BANKRUPTCY  OF ANY
LESSEE: At the option of Lessor, this lease shall terminate and Lessor shall forthwith be entitled to the possession of the leased premises upon the occurrence of any of the following events:

                           (a) The execution by any Lessee of an assignment  for
                  the benefit of creditors.

                           (b)  The   appointment  by  any  court  of  competent
                  jurisdiction of a receiver or other similar officer to administer the assets of any Lessee.

                           (c) The  filing of a  petition  in  bankruptcy  by or
                  against any Lessee.

                           (d) The filing of a petition for any  arrangement  or
                  any other similar proceeding under any provision of the Federal Bankruptcy Act, as amended, with respect to any Lessee.

                  This option shall be exercised, if at all, by Lessor mailing postage prepaid, a written notice to Lessee at the leased premises or to the assignee, trustee, etc., as the case may be, at his place of business, advising of Lessor's election to so terminate this lease as of the date of the occurrence of such event. Such written notice must be mailed within ninety (90) days after Lessor receives actual notice of the occurrence of

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

such event. Lessee, when used in this paragraph, shall mean any one or more of several persons embraced within the term Lessee under this lease.

                  11. RIGHTS OF LESSOR UPON DEFAULT BY LESSEE: If at any time Lessee defaults, under this lease, by failing to fully observe and perform all conditions and promises to be observed and performed by Lessee hereunder or defaults in any other manner, and such default is not cured within ten (10) days (except default in payment of rent for which the period is three (3) days after the delivery in person to Lessee by or on behalf of Lessor or the mailing to Lessee, by or on behalf of Lessor, postage prepaid, addressed to Lessee at the leased premises of a written notice of such default and a demand that the default be cured, then at any time thereafter Lessor may pursue any one or more of the following remedies (such remedies being cumulative and not mutually exclusive):

                           (a) Lessor may  immediately  recover  from Lessee all
                  amounts due to Lessor hereunder, together with damages arising from Lessee's default.

                           (b)  Lessor  shall   forthwith  be  entitled  to  the
                  possession of the leased premises without thereby in any way relieving Lessee of Lessee's obligation to pay rent hereunder. If pursuant hereto, Lessor should repossess the leased premises,  Lessor  may,  at  its  option,  re-let  the  leased premises for the benefit of Lessee, in which case Lessee agrees to pay all costs of re-letting, pay monthly, the excess of the monthly rental provided for hereunder over the monthly rental received from such re-letting with Lessor being entitled to retain the excess, if any, of the monthly rental received from such re-letting over the monthly rental provided for hereunder. Neither repossession by Lessor hereunder nor re-letting by Lessor hereunder shall in any

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

                  way take away Lessor's right to thereafter terminate this lease as provided for in the following subparagraph (c).

                           (c) Lessor may terminate  this lease by delivering to
                  Lessee in person or by mailing, postage prepaid, to Lessee at the leased premises, a writing stating Lessor's election to terminate this lease.

                  If Lessor should thus terminate this lease, then Lessor may forthwith recover, from Lessee the excess of rentals provided for hereunder above the then reasonable rental value of the remainder of the term of this lease.

                  Lessee agrees that if Lessor pursues any of the foregoing remedies, Lessee will pay to Lessor all expenses and attorney's fees reasonable incurred by Lessor in connection therewith and that in any litigation the same shall be provided for as incidental damages.

                  12. Lessee agrees that this lease and Lessee's rights hereunder shall at all times during the term hereof be subject and subordinate to the lien of any mortgage, deed of trust, or other encumbrance which presently exists with respect to the leased premises or which may be placed upon the leased premises hereafter by Lessor or Lessor's successor in interest and Lessee agrees to execute and deliver to Lessor or Lessor's successor in interest any instrument or instruments requested by Lessor with respect to any such encumbrance placed or to be placed upon the leased premises and subordinating this lease thereto.

                  13. OPTION TO RENEW: If Lessee is not in default, it is granted an option to renew and extend the term of this lease for an additional period of three (3) years, on terms and conditions to be negotiated by Lessor and Lessee at the time the option is exercised. Said option shall be exercised by Lessee providing Lessor written notice no less than sixty (60) days prior to the termination of this lease term.

                  This agreement constitutes the entire agreement by and between the parties and may only be altered, amended, or changed in writing.

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


                  IN WITNESS WHEREOF, the parties have hereunto executed this agreement on the day first above written.

                           LESSOR:
                           MERVIN D. LUNG BUILDING COMPANY, INC.



                           By:  /S/ Mervin D. Lung
                                ----------------------------------
                                    Mervin D. Lung




                           LESSEE:

                           PATRICK INDUSTRIES, INC.




                           By: /S/ Keith V. Kankel
                               -------------------
                                    KEITH V. KANKEL


Attest:

/S/ Michael T. Rietgraf
-----------------------


DATED:                     08/01/01

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